c4l Alvin, Rene 2 6 2018-04-03T18:08:00Z 2026-02-25T19:41:00Z 2026-02-25T19:41:00Z 1 674 3570 Northwest Natural 51 14 4230 16.00 d12473d1-fb39-4337-9e53-81a8a6351341 2;#NW Natural Holding Company|9ef7b23f-d0cc-4d6d-89ca-a94d276b3631 0x0101008046C140A68AE64D8F230DF702EBC1A65F0100A9A82C67E800E549B1429135362E5206 130 Clean Clean false false false EN-US X-NONE X-NONE

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the undersigned hereby constitutes and appoints each of Megan H. Berge, MardiLyn Saathoff, Molly J. Wilcox, Megan E. Kenney and Cathy D. Crown, the undersigned’s true and lawful attorney-in-fact to:

 (1)         execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of and/or director of and/or beneficial owner of greater than ten percent (10%) of a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), of Northwest Natural Holding Company, an Oregon corporation (the Company), a Form ID, enrollment in Edgar Next and Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(2)          do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form ID, enrolling in Edgar Next or Forms 3, 4 and 5 and timely file any such form with the United States Securities and Exchange Commission, any stock exchange or similar authority, and the Company;

(3)          obtain credentials (including codes or passwords) to enable the undersigned, in the undersigned's capacity as an officer and/or director of the Company to submit and file documents, forms and information via the U.S. Securities and Exchange Commission ("SEC") Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, including enrolling the undersigned in EDGAR Next or any successor filing system;

(4)          do and perform any and all acts for and on behalf of the undersigned which may be necessary to serve as an account administrator for the undersigned's EDGAR account, including (i) appoint, remove and replace account administrators, account users, and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) any other actions contemplated by Rule 10 of Regulation S-T;

(5)          cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account; and

(6)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 6th day of August, 2025.

                                                                                                                                        /s/ Melinda B. Rogers